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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 Current Report

                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): February 21, 2007

                                  TENNECO INC.
               (Exact Name of Registrant as Specified in Charter)



             Delaware                     1-12387                 76-0515284
(State or other jurisdiction of         (Commission          (I.R.S. Employer of
 incorporation or organization)         File Number)            Incorporation
                                                             Identification No.)


   500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS                     60045
     (Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code: (847) 482-5000



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 7.01    REGULATION FD DISCLOSURE.

             On February 15, 2007, Tenneco Inc. announced its plans to refinance its existing $831 million senior credit facility, which will be replaced by a new $830 million senior credit facility. This transaction is expected to enhance the company's financial flexibility by extending the expiration of its revolving line of credit to March 2012; extending the maturities of its term loan facility; and enhancing covenant flexibility. The refinancing, on the terms currently proposed, would have lowered the company's 2006 interest expense by up to $2 million had it been done at the beginning of that year. A copy of the term sheet for the proposed refinancing is attached hereto as Exhibit 99.1 and incorporated herein by reference. There can be no assurance, however, that the refinancing will be completed or that, if completed, it will be on the terms described in the term sheet.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.        Description
-----------        -----------

99.1               Term Sheet

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            TENNECO INC.


Date:    February 21, 2007                  By: /s/ Kenneth R. Trammell
                                                --------------------------------
                                                Kenneth R. Trammell
                                                Executive Vice President and
                                                Chief Financial Officer